Exhibit 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Vice President - Investor Relations
713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PXP EXECUTES AGREEMENT TO SELL

NON-STRATEGIC PROPERTY PACKAGE FOR

$865 MILLION

HOUSTON, Texas, August 7, 2006 – Plains Exploration & Production Company (NYSE:PXP) (“PXP” or the “Company”) announced today it and certain of its subsidiaries have entered into a definitive purchase and sale agreement with certain subsidiaries of Occidental Petroleum Corporation to sell PXP’s non-strategic oil & gas properties located primarily in California and Texas for $865 million in cash. The sale encompasses the entirety of PXP’s previously announced divestment program including PXP’s interests in the Asphalto, Buena Vista and Mt. Poso Fields in the San Joaquin Valley, the Sansinena Field in the Los Angeles Basin, the Pakenham Field in West Texas and various minor properties. The properties currently generate sales volumes, net of exchange related natural gas volumes, of approximately 7,200 barrels of oil equivalent per day. As of December 31, 2005, PXP’s independent reserve engineers estimated these producing properties had proven reserves of approximately 45 million equivalent barrels. The transaction effective date is October 1, 2006 and is expected to close on or before September 30, 2006.

“The significant interest by multiple parties in these non-core properties highlights the premium value of PXP’s assets that we continue to produce and to develop during this unprecedented petro-economic cycle. This quickly executed divestment allows us to accelerate our realignment of personnel and management responsibilities on our remaining properties that have growth potential for the next several years. This sale, reflecting a significant premium to PXP’s net enterprise value per proven barrel of oil equivalent, is an important part of our on-going strategy to capture asset values currently unrecognized by the equity markets. We intend to use the proceeds for debt reduction and to continue repurchasing shares,” said James C. Flores, PXP’s Chairman, President and Chief Executive Officer.

Lehman Brothers and Randall & Dewey, a division of Jefferies & Company, assisted PXP in the sales process.

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PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, developing, exploiting, exploring and producing oil and gas in its core areas of operation: onshore and offshore California, and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

*	closing of the announced sale,
*	reserve and production estimates,
*	oil and gas prices,
*	the impact of derivative positions,
*	production expense estimates,
*	cash flow estimates,
*	future financial performance,
*	planned capital expenditures, and
*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2005, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

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